      As filed with the Securities and Exchange Commission on August 19, 1996

                                                 Registration No. 33-
                                                                    -----------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                               -----------------------

                                       FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  ------------------

                                  CHIRON CORPORATION
                  (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

              Delaware                              94-2754624
    (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)               Identification No.)

                    4560 Horton St., Emeryville, California 94608
                                    (510) 655-8730
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ------------------

                            CHIRON 1991 STOCK OPTION PLAN
                               (Full title of the plan)

                                 -------------------

                               EDWARD E. PENHOET, PH.D.
                        President and Chief Executive Officer
                                  CHIRON CORPORATION
                   4560 Horton Street, Emeryville, California 94608
                                    (510) 655-8730
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE


- -----------------------------------------------------------------------------------------------------------------
Title of Securities                              Proposed Maximum          Proposed Maximum           Amount of
 to be Registered    Amount to be Registered  Offering Price Per Share  Aggregate Offering Price  Registration Fee
 ----------------    -----------------------  ------------------------  ------------------------  ----------------
Common Stock, $0.01      3,063,568 (1)          $ 18.0625 (2)             $ 55,335,697 (2)          $ 19,081
par value (1991
Stock Option Plan)
- ------------------------------------------------------------------------------------------------------------------




(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Chiron 1991 Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock of Chiron Corporation on August 15, 1996, as reported by the NASDAQ National Market System.

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                  ------------------

Also relates to Registration File Nos. 33-35182, 33-20181, 2-90595, 33-44477,
33-65024 and 33-65177 pursuant to Rule 429 under the Securities Act of 1933.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    The contents of the Registration Statement on Form S-8 (File No. 33-44477), filed by Chiron Corporation (the "Registrant") with the Securities and Exchange Commission on December 12, 1991, are hereby incorporated by reference herein.

ITEM 8.  EXHIBITS.

Exhibit Number  Exhibit
- --------------  -------

    4.01 Rights Agreement, dated as of August 25, 1994, between the Company and Continental Stock Transfer & Trust Company, which includes the Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to
              Exhibit 4.04 of the Registrant's current report on Form 8-K dated August 25, 1994.

    4.02 Amendment No. 1 to Rights Agreement dated as of November 20, 1994, between Chiron Corporation and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.05 of the Registrant's current report on Form 8-K, dated November 20, 1994.

    4.03 Amendment No. 2 to Rights Agreement, dated as of August 9, 1996, between Chiron Corporation and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.09 of the Registrant's Form 10-Q report for the period ended June 30, 1996.

    5         Opinion of William G. Green.

    23.1 Consent of KPMG Peat Marwick LLP, Independent Auditors, relating to the 1995 and 1994 consolidated financial statements of Chiron Corporation and subsidiaries.

    23.2 Consent of Ernst & Young LLP, Independent Auditors, relating to the 1993 consolidated financial statements of Chiron Corporation and subsidiaries.

    23.3      Consent of William G. Green is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to pages II-2 and II-3 of this Registration Statement.

    99.1      Chiron 1991 Stock Option Plan.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Emeryville, State of California, on the 19th day of August, 1996.


                                  CHIRON CORPORATION

                                  By /s/ Edward E. Penhoet
                                     ----------------------------------------
                                       Edward E. Penhoet
                                       President and Chief Executive Officer


                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Chiron Corporation, a Delaware corporation, do hereby constitute and appoint Edward E. Penhoet and William J. Rutter, and each of them, the lawful attorneys and agents or attorney and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                              TITLE                         DATE

/s/ Edward E. Penhoet, Ph.D.    President, Chief Executive       August 19, 1996
- -----------------------------   Officer and Director
(Edward E. Penhoet, Ph.D.)      (Principal Executive Officer)


/s/ William J. Rutter, Ph.D.    Chairman of the Board            August 19, 1996
- -----------------------------
(William J. Rutter, Ph.D.)


/s/ Dennis L. Winger           Senior Vice President,            August 19, 1996
- -----------------------------  Finance and Administration,
(Dennis L. Winger)             Chief Financial Officer
                               (Principal Financial and
                               Accounting Officer)


/s/ Lewis W. Coleman           Director                          August 19, 1996
- -----------------------------
(Lewis W. Coleman)


/s/ Pierre E. Douaze            Director                         August 19, 1996
- -----------------------------
(Pierre E. Douaze)


/s/ Donald A. Glaser, Ph.D.     Director                         August 19, 1996
- -----------------------------
(Donald A. Glaser, Ph.D.)


                                Director
- -----------------------------
(Alex Krauer, Ph.D.)


/s/ Henri Schramek, Ph.D.       Director                         August 19, 1996
- -----------------------------
(Henri Schramek, Ph.D.)


/s/ Jack W. Schuler             Director                         August 19, 1996
- -----------------------------
(Jack W. Schuler)


/s/ Pieter J. Strijkert, Ph.D.  Director                         August 19, 1996
- -----------------------------
(Pieter J. Strijkert, Ph.D.)

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       EXHIBITS
                                          TO
                                       FORM S-8
                                        UNDER
                                SECURITIES ACT OF 1933

                                  CHIRON CORPORATION

                                    EXHIBIT INDEX


Exhibit Number  Exhibit
- --------------  -------

    4.01 Rights Agreement, dated as of August 25, 1994, between the Company and Continental Stock Transfer & Trust Company, which includes the Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to
              Exhibit 4.04 of the Registrant's current report on Form 8-K dated August 25, 1994.

    4.02 Amendment No. 1 to Rights Agreement dated as of November 20, 1994, between Chiron Corporation and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.05 of the Registrant's current report on Form 8-K, dated November 20, 1994.

    4.03 Amendment No. 2 to Rights Agreement, dated as of August 9, 1996, between Chiron Corporation and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.09 of the Registrant's Form 10-Q report for the period ended June 30, 1996.

    5         Opinion of William G. Green.

    23.1 Consent of KPMG Peat Marwick LLP, Independent Auditors, relating to the 1995 and 1994 consolidated financial statements of Chiron Corporation and subsidiaries.

    23.2 Consent of Ernst & Young LLP, Independent Auditors, relating to the 1993 consolidated financial statements of Chiron Corporation and subsidiaries.

    23.3      Consent of William G. Green is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to pages II-2 and II-3 of this Registration Statement.

    99.1      Chiron 1991 Stock Option Plan.